SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified in Its Charter)

Alpha Holdings, Inc. Alpha Biolabs, Inc.
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On January 7, 2020, Alpha Holdings, Inc. issued a press release (the “Press Release”). A copy of the Press Release is attached herewith as Exhibit 1.

Alpha Holdings Urges Oncosec Stockholders to Vote Against China Grand Takeover on Blue Proxy Card

Stockholders Who Voted “AGAINST” on the Company’s White Card Should Re-Submit Their Vote Using Alpha’s BLUE Proxy Card Instead

January 07, 2020 04:30 PM Eastern Standard Time

SEONGNAM, South Korea--(BUSINESS WIRE)--Alpha Holdings, Inc. (KOSDAQ: 117670) (“Alpha”), the largest stockholder of OncoSec Medical Incorporated (NASDAQ: ONCS) (“OncoSec”), with an approximate 15.1% ownership stake, today sent a letter to its fellow OncoSec stockholders in advance of the Company’s upcoming Special Meeting of Stockholders, currently scheduled for January 17, 2020, urging them to vote on the BLUE proxy card “AGAINST” the proposed takeover of OncoSec by China Grand Pharmaceuticals and Healthcare Holdings (“CGP”) and Sirtex Medical US Holdings, Inc. (“Sirtex”), an affiliate of GCP (together, “China Grand”).

“If you support Alpha’s efforts to block the China Grand Takeover and have already voted “AGAINST” on the WHITE proxy card, there is still time to send a message to the Company. Revote on the BLUE proxy card today!”

The full text of the letter is set forth below and can also be found at www.VoteNoOncoSec.com, along with other related materials.

January 7, 2020

Dear Fellow OncoSec Stockholders:

OncoSec’s Special Meeting is approaching! In the final days of voting ahead of the meeting, we ask that you reflect on one simple question:

Should OncoSec continue on its current path toward the China Grand Takeover…

OR

Do you believe the Company would benefit from a new approach?

Alpha believes that your investment is in peril – OncoSec is pursuing a change of control transaction with China Grand1 that we believe undervalues the Company and its future prospects. You can help thwart the China Grand Takeover by voting AGAINST the transaction on the BLUE PROXY CARD.

If you support Alpha’s efforts to block the China Grand Takeover and have already voted “AGAINST” on the WHITE proxy card there is still time to send a message to the Company. Revote on the BLUE proxy card today!

We are aware that OncoSec’s Board and management team have waged an aggressive campaign to win approval for the China Grand Takeover, including multiple daily calls, e-mails and mailings to stockholders – all financed by us, the stockholders of OncoSec.

Do NOT be deceived by management’s dire predictions of what will happen if stockholders vote AGAINST the China Grand Takeover.

Alpha Holdings believes in OncoSec’s long-term prospects and has made an alternative financing proposal that we believe will enable the Company to raise the capital it needs to continue its operations without giving up control and capping future upside that should belong to OncoSec’s current stockholders.

Alpha has every reason to support OncoSec over the long term. We have demonstrated our commitment to this Company – and the alignment of our interests with OncoSec’s current stockholders – through our actions.

Please visit www.VoteNoOncoSec.com for more information about Alpha’s alternative financing proposal and its opposition to the China Grand Takeover of OncoSec.

1 When we refer to “China Grand” in this letter, we are referring collectively to China Grand Pharmaceuticals and Healthcare Holdings (“CGP”) and Sirtex Medical US Holdings, Inc. (“Sirtex”), an affiliate of GCP.

Now is the time to send a message to OncoSec by voting AGAINST the China Grand Takeover on the BLUE proxy card.

If you support Alpha’s efforts to block the China Grand Takeover, it is very important that you vote AGAINST the transaction on the BLUE proxy card.

Remember: Please simply discard any WHITE proxy card you may receive from OncoSec. Any vote on OncoSec’s WHITE proxy card (even a vote in protest) will revoke any earlier proxy card that you have submitted to Alpha. Furthermore, any vote on OncoSec’s WHITE proxy card, even a vote “AGAINST” MAY ACTUALLY HELP the China Grand Takeover of OncoSec.

IT IS IMPORTANT THAT YOU VOTE AGAINST ONLY ON THE BLUE PROXY CARD AND NOT THE WHITE PROXY CARD. If you have mistakenly voted on the WHITE proxy card or require assistance in voting your BLUE proxy card, please contact Okapi Partners at the phone numbers or email address listed below.

YOUR VOTE IS IMPORTANT! VOTE “AGAINST” THE PROPOSED ONCOSEC TRANSACTION ON THE BLUE PROXY CARD TODAY

+ 1 (212) 297-0720 (Main)
+ 1 (888) 785-6617 (Toll-Free)
Email: info@okapipartners.com

Sincerely,

Alpha Holdings

About Alpha Holdings, Inc.

Alpha Holdings, Inc. is a top-ranked Korean company engaged in the design-development service and manufacturing of system semiconductors, biotechnologies and thermal compound materials. The company, formerly known as Alpha Chips Corp., is headquartered in Seongnam, South Korea and was founded in 2002. Alpha is listed on the KOSDAQ Market.

Forward-Looking Statements

All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Alpha Holdings disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Alpha Holdings has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

Any future acquisition by Alpha of securities of OncoSec would be subject to customary closing conditions including: the completion of satisfactory due diligence, the entry into mutually agreeable definitive agreements, the absence of any material adverse changes in OncoSec’s business and other conditions that Alpha deems reasonable under the circumstances. This communication is an indication of Alpha’s interest to acquire securities of OncoSec, however, indications of interest are not binding agreements or commitments to purchase. Alpha may elect to purchase more, fewer or no securities in OncoSec and OncoSec may not agree to enter into any securities transaction with Alpha.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THIS COMMUNICATION IS BEING MADE IN CONNECTION WITH A SOLICITATION OF PROXIES BY ALPHA HOLDINGS, INC. IN RESPECT OF THE PROPOSED TRANSACTION BETWEEN ONCOSEC MEDICAL INCORPORATED (“ONCOSEC”) AND DECADE DEVELOPMENTS LIMITED, A DIRECT, WHOLLY-OWNED SUBSIDIARY OF CHINA GRAND PHARMACEUTICAL AND HEALTHCARE HOLDINGS LIMITED (“CGP”), AND SIRTEX MEDICAL US HOLDINGS, INC. ONCOSEC HAS SCHEDULED A SPECIAL MEETING OF STOCKHOLDERS (THE “SPECIAL MEETING”) IN CONNECTION WITH THE PROPOSED TRANSACTION. ALPHA HOLDINGS, INC. HAS FILED A DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING. STOCKHOLDERS OF ONCOSEC ARE ADVISED TO READ ALPHA HOLDING’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH SEC BY ALPHA WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND FORM OF “BLUE” PROXY CARD AREAVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Contacts

Investors
Bruce Goldfarb / Chuck Garske
Okapi Partners
+ 1 (212) 297-0720

Media
Renée Soto / Hugh Burns / Nicholas Leasure
Reevemark
+ 1 (212) 433-4600